UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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December 23, 2008 (December 22, 2008)
Date of Report (Date of earliest event reported)

DRS Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08533	13-2632319
(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification No.)

5 Sylvan Way,
Parsippany, New Jersey	07054
(Address of Principa	(Zip Code)
Executive Offices)

(973) 898-1500
(Registrant's telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

DRS Technologies, Inc. (the "Company") and its parent, Finmeccanica S.p.A. ("Finmeccanica") entered into (i) a seventh supplemental indenture, dated as of December 22, 2008 (the "6-7/8% Seventh Supplemental Indenture"), to the indenture, dated as of October 3, 2003 (as amended or supplemented from time to time, the "6-7/8% Indenture"), among the Company, the Guarantors (as defined therein) and the Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the "Trustee"), pursuant to which the Company's 6-7/8% Senior Subordinated Notes due 2013 (the "6-7/8% Notes") were issued, (ii) a seventh supplemental indenture, dated as of December 22, 2008 (the "6-5/8% Seventh Supplemental Indenture"), to the indenture, dated as of January 31, 2006 and supplemented by a supplemental indenture dated as of the same date (as amended or further supplemented from time to time, the "6-5/8% Indenture"), among the Company, the Guarantors and the Trustee, pursuant to which the Company's 6-5/8% Senior Notes due 2016 were issued (the "6-5/8% Notes"), and (iii) a seventh supplemental indenture, dated as of December 22, 2008 (the "7-5/8% Seventh Supplemental Indenture" and, together with the 6-7/8% Seventh Supplemental Indenture and the 6-5/8% Seventh Supplemental Indenture, the "Seventh Supplemental Indentures"), to the indenture, dated as of January 31, 2006 and supplemented by a supplemental indenture dated as of the same date (as amended or further supplemented from time to time, the "7-5/8% Indenture" and, together with the 6-7/8% Indenture and 7-5/8% Indenture, the "Indentures"), among the Company, the Guarantors and the Trustee, pursuant to which the Company's 7-5/8% Senior Subordinated Notes due 2018 were issued (the "7-5/8% Notes" and, together with the 6-7/8% Notes and 6-5/8% Notes, the "Notes").

The Seventh Supplemental Indentures have modified the reporting covenant in the Indentures that require the Company to provide information to the applicable Trustee and Holders. As a result of the Seventh Supplemental Indentures, the Company no longer will be required to file reports with the U.S. Securities and Exchange Commission ("SEC"), but rather will provide the consolidated annual and interim reports of Finmeccanica, as required under Italian laws and Commissione Nazionale per le Società e la Borsa ("CONSOB") regulations applicable to Finmeccanica, to the applicable Trustee and Holders (the "Amendments"). The foregoing description of the Seventh Supplemental Indentures is not complete and is qualified in its entirety by reference to the full text of each of the Seventh Supplemental Indentures, copies of which are attached hereto as Exhibits 4.1 to 4.3 and incorporated herein by reference.

Additionally, the Company and Finmeccanica have entered into (i) a sixth supplemental indenture, dated as of December 17, 2008 (the "6-7/8% Sixth Supplemental Indenture") to the 6-7/8% Indenture, (ii) a sixth supplemental indenture, dated as of December 17, 2008 (the "6-5/8% Sixth Supplemental Indenture") to the 6-5/8% Indenture, and (iii) a sixth supplemental indenture, dated as of December 17, 2008 (the "7-5/8% Sixth Supplemental Indenture" and, together with the 6-7/8% Sixth Supplemental Indenture and the 6-5/8% Sixth Supplemental Indenture, the "Sixth Supplemental Indentures") to the 7-5/8% Indenture.

The Sixth Supplemental Indentures provide that Finmeccanica fully and unconditionally will guarantee the payment of principal and interest and premium, if any, on each series of Notes. The Sixth Supplemental Indentures further provide that such guarantees will rank pari passu in right of payment of principal, interest and premium, if any, with all existing and future, in the case of the 6-5/8% Notes, unsubordinated, and, in the case of the 6-7/8% Notes and 7-5/8% Notes, senior subordinated, unsecured obligations of Finmeccanica. The foregoing description of the Sixth Supplemental Indentures is not complete and is qualified in its entirety by reference to the full text of each of the Sixth Supplemental Indentures, copies of which are attached hereto as Exhibits 4.4 to 4.6 and incorporated herein by reference.

ITEM 8.01 OTHER ITEMS

On December 22, 2008, the Company issued a press release announcing that it successfully had completed its consent solicitation for its Notes. As of 5:00 p.m. New York City time on December 19, 2008, the expiration time of the consent solicitation, the Company had received consent from the holders of a majority in aggregate principal amount of all three series of Notes to effect the Amendments.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As a result of the execution of the Seventh Supplemental Indentures on December 22, 2008 to effect the Amendments, the Company will cease filing reports with the SEC. Accordingly, this Form 8-K will constitute the last filing made by or on behalf of the Company.

In accordance with the Seventh Supplemental Indentures, the Company will provide the consolidated annual and interim reports of Finmeccanica, as required under Italian laws and CONSOB regulations applicable to Finmeccanica, to the applicable Trustee and Holders. These reports, along with additional information on Finmeccanica, can be found on Finmeccanica's website at http://www.finmeccanica.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
4.1	Seventh Supplemental Indenture, dated as of December 22, 2008.
4.2	Seventh Supplemental Indenture, dated as of December 22, 2008.
4.3	Seventh Supplemental Indenture, dated as of December 22, 2008.
4.4	Sixth Supplemental Indenture, dated as of December 17, 2008.
4.5	Sixth Supplemental Indenture, dated as of December 17, 2008.
4.6	Sixth Supplemental Indenture, dated as of December 17, 2008.
99.1	Press Release, dated December 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRS TECHNOLOGIES, INC.

By: /s/ Richard A. Schneider
Richard A. Schneider
Executive Vice President,
Chief Financial Officer

Date: December 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1	Seventh Supplemental Indenture, dated as of December 22, 2008.
4.2	Seventh Supplemental Indenture, dated as of December 22, 2008.
4.3	Seventh Supplemental Indenture, dated as of December 22, 2008.
4.4	Sixth Supplemental Indenture, dated as of December 17, 2008.
4.5	Sixth Supplemental Indenture, dated as of December 17, 2008.
4.6	Sixth Supplemental Indenture, dated as of December 17, 2008.
99.1	Press Release, dated December 22, 2008.